Community Federal Bancorp, Inc.
333 Court Street
Tupelo, MS 38801
(601)842-3981


PRESS RELEASE

For Further Information Contact:

Jim Ingram
Community Federal Bancorp, Inc.
(601) 842-3981

Tupelo, Mississippi, June 17,1996 - The Board of Directors of
Community Federal Bancorp, Inc. (NASDAQ Symbol "CFTP"), is pleased to announce the declaration of a $.0750 per share quarterly cash dividend. The dividend is payable to all shareholders of record as of July 1,1996, and is scheduled to be paid July 16, 1996.

On March 24, 1996, the company became the Stock Holding Company of Community Federal Savings Bank as a part of a "second step" stock conversion. Prior to the conversion the Bank was a wholly owned subsidiary of a Mutual Holding Company. This is the first dividend paid to the stockholders since the conversion.

Community Federal Bancorp, Inc. owns Community Federal Savings
Bank, which is a federally-chartered savings bank whose deposits are insured by the FDIC. The Bank conducts business from its single office located in Tupelo, Mississippi.